THIS AGREEMENT is made as of the 20 day of September, 2010.

BETWEEN:

DECCA CONSULTING LTD., a corporation incorporated under the laws of the Province of Alberta,
and
DECCA CONSULTING INC., a corporation incorporated under the laws of the State of Nevada,

(hereinafter individually and collectively called the **"Client"**)

- and -

CENTURY SERVICES LP, a limited partnership created under the laws of the Province of Alberta,

(hereinafter called **"CS"**)

RECITALS:

WHEREAS Client desires to obtain financing by selling and assigning to CS accounts receivable acceptable to CS, in its sole discretion;

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

1 **DEFINITIONS**

Capitalized terms, whenever used in this Agreement or in any Addendum referred to herein or attached hereto and not otherwise defined herein or therein, shall have the meanings ascribed thereto in Addendum No. 1.

2 **OFFERS**

2.1 Client may from time to time, at its option, offer to sell, transfer and assign Approved Accounts to CS.

2.2 The performance by CS of its obligations under this Agreement is, in addition to any other terms and conditions contained in this Agreement, subject to satisfaction of the following term and condition which is included herein for the sole benefit of CS and which may be waived in whole or in part by CS in its sole and absolute discretion:

CS shall have received the following in form and substance satisfactory to it in its sole and absolute discretion:

(a) copies of the charter documents, by-laws, shareholders agreement, if any, and resolution of the board of directors of Client authorizing the transactions herein contemplated certified to be true and complete by an officer of Client;

(b) a certificate of incumbency of Client, together with specimen signatures of the signatories of Client;

(c) certificates of good standing issued by appropriate government officials of the jurisdiction of incorporation of Client; and

(d) such other certificates, legal opinions and documentation as CS may request in a form satisfactory to CS or CS' legal counsel.

2.3 Each offer to sell Accounts to CS shall be in writing substantially in the form set out in the attached SCHEDULE OF ACCOUNTS (see Schedule "A") and shall be accompanied by the documents listed in Addendum No. 2.

2.4 Each offer to sell Accounts shall be subject to the terms and conditions of this Agreement and shall remain open for CS' acceptance in writing for a period of five Business Days or such further period of time as CS may agree in writing. Once an offer has been made, it shall be irrevocable by Client until CS either accepts or declines to accept it in accordance with section 3.1. If CS does not accept or declines to accept an offer within the period of time referred to above, CS shall be deemed to have declined to accept the offer.

3 ACCEPTANCE AND ASSIGNMENT

3.1 In relation to any Account offered to CS by Client, acceptance shall be constituted by CS' dispatching a confirmation to Client by facsimile, mail or courier in the form set out in the attached SCHEDULE OF ACCOUNTS (see Schedule "A") confirming CS' agreement to purchase such Account, accompanied by a cheque payable to Client as hereinafter calculated as the Purchase Price. If requested in writing by Client, CS may pay the Purchase Price for any Accounts purchased by it by wire transfer to Client's account with the bank indicated on the attached Schedule "B".

3.2 Upon CS' acceptance of any Accounts offered to it by Client, such Accounts are hereby absolutely transferred and assigned to CS, together with all rights under or in relation to the contracts to which the Accounts relate, including all liens or other rights in any Goods, materials or products that are to be supplied, all Instruments, Chattel Paper, Documents of Title, Securities, deeds, documents, writings, papers, books of account, other books, electronic and magnetic records and other records evidencing, recording or appertaining to the Instruments, Chattel Paper or Documents of Title, guarantees and security interests taken or held by Client to secure the performance of any or all of the obligations of the Account Debtor, and including all Proceeds thereof, and Client's right to rescind or terminate those contracts or to accept a return of any Goods or other materials supplied under the contracts (collectively, the "**Corresponding Rights**"), and Client shall execute such other assignment documents to confirm same in a form provided by CS. By the said assignment Client shall have absolutely transferred to CS all of its right, title and interest in and to the Accounts and the Corresponding Rights purchased by CS.

3.3 CS is not obligated to buy any Account from Client and shall have no liability to Client or any Account Debtor as a result of its failure or refusal to purchase an Account.

3.4 Client hereby irrevocably appoints CS as its attorney to execute (including the power to execute under Client's seal) and deliver in Client's name all Instruments, Chattel Paper, Documents of Title, deeds or other documents that CS may consider necessary or advisable in order to convey and perfect CS' title in any Account purchased by it and/or in any Corresponding Rights and security in respect thereof, and may supply any endorsement to any cheque or other Instrument relating to an Account in order to obtain payment therefor, and the power of attorney granted hereby shall be deemed to be coupled with an interest.

3.5 If, for any reason whatsoever, the transfer and assignment referred to in section 3.2 is not fully and properly effected, until such time as an effective formal assignment of each Account and all Corresponding Rights purchased by CS is made, Client shall be deemed to hold every Account and the Corresponding Rights relating to such Account in trust for CS.

4 PRICING AND PAYMENT

4.1 The purchase price for each Account purchased by CS (the "**Purchase Price**") shall be equal to the outstanding amount remaining to be paid on the Invoice rendered in respect of that Account, including taxes but net of penalties, late charges, duties, discounts, delivery charges, construction holdbacks, set-offs or any other similar charges or amounts (the "**Gross Face Value**") less the discount set out in Schedule "B".

4.2 In determining the Gross Face Value of an Account, the outstanding amount remaining to be paid on the Invoice shall be reduced by an amount equal to all discounts available to the Account Debtor by virtue of such Account Debtor paying the Account in full prior to the latest date on which such Account Debtor is entitled to pay such Account before it falls into arrears, or otherwise.

4.3 If CS receives any payment in respect of an Account which exceeds the monthly or periodic instalment payment on an Account (the excess portion being referred to hereinafter as a "**Periodic Overpayment**") or which exceeds the Gross Face Value for that Account (the excess portion being referred to hereinafter as a "**Matured Debt**

Overpayment"), and provided such Account did not fall into arrears at any time, CS shall, subject to the rights of CS and the Account Debtor to such excess amounts, refund the Periodic Overpayment or Matured Debt Overpayment, as applicable, to Client. All Periodic Overpayments and Matured Debt Overpayments shall be placed by CS in any CS account, including, but not restricted to, a reserve account. All such amounts held by CS may be applied by CS against charge-backs or any other Indebtedness and obligations of Client to CS known or anticipated and, subject to section 4.4, no such amount held by CS shall be paid to Client until any and all of such Indebtedness and obligations are fully paid and/or satisfied.

4.4 Provided Client has not failed to pay any outstanding Indebtedness of Client to CS which is then due and owing and subject to any application of any Periodic Overpayment and/or Matured Debt Overpayment by CS against charge-backs or any other obligations of Client to CS known or anticipated, CS shall pay to Client the Periodic Overpayment and/or Matured Debt Overpayment for each Account after CS has received full payment in respect of such Account. Such payments shall be made within three Business Days immediately following payment in full of the Account, unless otherwise agreed to in writing by CS. Notwithstanding the foregoing, if, in CS' sole opinion, there is an adverse change in the financial condition of Client or the Account Debtor in respect of which the Periodic Overpayment and/or Matured Debt Overpayment was made, or Client's or such Account Debtor's ability to pay any amounts owing, or to become owing in the future, to CS has been impaired, worsened or diminished or threatens to do so (a "**Credit Impairment**"), CS shall not be obligated to pay to Client any amount constituting a Periodic Overpayment or a Matured Debt Overpayment until it is satisfied in its sole and absolute discretion that the Credit Impairment no longer exists.

4.5 The outstanding amount of Accounts purchased by CS from Client and not yet paid for by its Account Debtors shall not exceed at any time the amount referred to in Schedule "B" as the "**Purchase Limit**".

4.6 CS shall be entitled to deduct from the Purchase Price for the Accounts purchased by it as listed on each SCHEDULE OF ACCOUNTS (see Schedule "A") any and all amounts then owing to CS pursuant to this Agreement or any other agreement CS and Client and its standard wire transfer fee for all wire transfers and same-day or overnight courier service charges if Client requests that payment be delivered to it in such manner.

5 REPRESENTATIONS AND WARRANTIES OF CLIENT

5.1 As an inducement for CS to enter into this Agreement, and with full knowledge that the truth and accuracy of the representations and warranties in this Agreement are being relied upon by CS in purchasing Accounts hereunder, Client represents and warrants that:

(a) Client is a corporation validly existing in good standing under the laws of the jurisdiction of its incorporation with the corporate power to enter into and perform its obligations under this Agreement and applicable schedules and addenda;

(b) this Agreement and applicable schedules and addenda executed by Client have been duly authorized, executed and delivered by Client and constitute valid, legal and binding agreements, enforceable in accordance with their terms;

(c) to Client's knowledge, no approval, consent or withholding of objection is required from any governmental authority with respect to the entering into and performance by Client of this Agreement and any applicable schedules and addenda to be executed by Client, or if any such approval is required, it has been obtained;

(d) the entering into and performance of this Agreement and any applicable schedules and addenda does not violate any judgment, order, law or regulation applicable to Client or any provision of Client's Articles of Incorporation or By-laws or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance, except Permitted Encumbrances, upon any of Client's assets or on the Accounts pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Client is a party or by which Client or Client's assets may be bound;

(e) Client is duly qualified to carry on business in the Province of Alberta and all other jurisdiction(s) where it carries on business. Client is properly licensed and authorized to operate the business as it

is presently operated and Client's trade name(s) has been properly filed and published as required by applicable law. Client has fulfilled all local, provincial or federal requirements of law in properly registering itself to do business at all addresses where its business is located;

(f) no event of default (as set out in section 12.1) has occurred;

(g) Client has made timely payment and/or local deposits of required taxes, including employee income tax withholdings, to Canada Revenue Agency as well as to any other federal, provincial and/or local tax authority as they become due;

(h) all financial records, statements, books or other documents shown to CS by Client at any time, either before or after the signing of this Agreement, are true, complete and accurate and represent the true financial condition of Client; and

(i) with respect to Account Debtors and Accounts:

(i) Client is, at the time of purchase by CS, the sole legal and beneficial owner of, and has undisputed title to, the Accounts and all Corresponding Rights purchased by CS free and clear of all liens, charges, encumbrances and adverse claims;

(ii) each Account offered to CS and purchased by CS is an Approved Account;

(iii) to the best of Client's information and knowledge, each Account Debtor is solvent within the meaning of the *Bankruptcy and Insolvency Act* (Canada);

(iv) Client has not received any notice, either verbal or written, of a Credit Problem concerning any of its Account Debtors which Credit Problem has not previously been disclosed in writing to CS;

(v) each Account Debtor is indebted to Client for the amounts set out in each Schedule "A" submitted to CS from time-to-time;

(vi) each Invoice, Purchase Order or other contract or instrument provided to CS as evidencing the agreement between Client and its Account Debtor in respect of any Account sets forth and constitutes the entire agreement between Client and the Account Debtor with respect to the subject matter thereof, there being no other written or oral understandings or representations;

(vii) at the time of purchase by CS, there has been no prepayment of payments or other monies payable under any Account except as expressly disclosed in writing to CS;

(viii) all covenants, conditions and obligations of Client and each Account Debtor under each Account offered to CS, including, without limitation, all conditions precedent to the obligation of the Account Debtor to make the payments, have been performed and fulfilled by Client;

(ix) as of the date of each offer, the Account Debtor has performed and fulfilled all covenants, conditions and obligations in respect of each Account and the Account Debtor has agreed to continue to perform and fulfill such covenants, conditions and obligations and has further agreed that its obligation to make all payments in respect of the Account shall be absolute and unconditional under all circumstances and shall not be affected by any right of set-off, counterclaim or defence the Account Debtor may have against Client, CS or any other Person for any reason whatsoever;

(x) each Invoice, Purchase Order or other contract or instrument provided to CS as evidencing the agreement between Client and its Account Debtor in respect of any

CENTURY SERVICES INC.

Account is in full force and effect and has not been amended, changed or modified and shall not be amended, changed or modified without the prior written consent of CS;

(xi) the Goods referenced in each Invoice, Purchase Order or other contract or instrument provided to CS as evidencing the agreement between Client and its Account Debtor in respect of any Account have been duly delivered to the Account Debtor at the location specified in such Invoice, Purchase Order or other contract or instrument and the Account Debtor has duly inspected such Goods, found the same to be in good order, in full accordance with all of its specifications and requirements, and has accepted such Goods for all purposes of its agreement with Client;

(xii) the Goods or services referenced in each Invoice, Purchase Order or other contract or instrument provided to CS as evidencing the agreement between Client and its Account Debtor in respect of any Account are presently located or were effected at the address indicated on Schedule "B";

(xiii) the Account Debtor has agreed that neither the Invoice, Purchase Order or other contract or instrument provided to CS as evidencing the agreement between Client and its Account Debtor in respect of any Account nor the assignment by Client of its rights under such Invoice, Purchase Order or other contract or instrument to CS shall make CS liable to perform or fulfill any covenants, conditions or obligations of Client under such Invoice, Purchase Order or other contract or instrument, all of which shall remain the responsibility of Client, and that the Account Debtor's sole remedy for breach of such covenants, conditions or obligations shall be against Client;

(xiv) each Account Debtor has agreed not to assert against CS any claim, set-off, counterclaim or defence the Account Debtor has, or may have, against Client, CS or any other Person for any reason whatsoever;

(xv) each Account offered for sale to CS is an accurate and undisputed statement of indebtedness by Account Debtor to Client as a result of a bona fide and absolute sale of Goods to its Account Debtor (which Goods were delivered and accepted by its Account Debtor) or performance of service by Client to an Account Debtor, and such Goods were not provided to its Account Debtor on consignment, or on an approval or hold basis, or by way of guaranteed contract or subject to any other contingency and is for a certain sum which is due and payable in 30 days or less, or within such time as is agreed to, in writing by CS and Client;

(xvi) Client does not own, control or exercise dominion over, in any way whatsoever, the business of any Account Debtor in respect of which an Account is offered for sale by Client to CS; and

(xvii) Client has not transferred, assigned, pledged or granted a security interest in its Accounts or other personal property to any other party which Client has not fully disclosed in writing to CS prior to the date of execution of this Agreement.

6 COVENANTS OF CLIENT

6.1 In addition to any other covenants made by Client in favour of CS hereunder, Client hereby covenants with CS that so long as any Indebtedness remains outstanding:

(a) it shall promptly notify CS of any attachment, seizure or any other legal process levied upon or against Client and any information with respect to Account Debtors which indicates a Credit Problem, including, without restricting the foregoing, any attachment, seizure or any other legal process levied upon or against any Account Debtor;

(b) it shall immediately upon the sale of any Account to CS, make proper entries on its books and records disclosing the absolute sale of said Account to CS;

(c) it shall provide to CS such waivers, subordinations, postponements or releases from third parties as may be requested by CS;

(d) it shall continue to make timely payment and/or local deposits of required taxes, including employee income tax withholdings, to Canada Revenue Agency as well as to any other federal, provincial and/or local tax authority as they become due;

(e) it shall furnish satisfactory proof of payment of any or all taxes required by law to be paid by Client to CS on a monthly basis within fifteen days of month end;

(f) it shall maintain such insurance covering Client's business and assets in amounts satisfactory to CS and has arranged for CS to be named as loss payee and additional named insured on such insurance policies;

(g) it shall require its Account Debtors to maintain such insurance covering their businesses and assets, including the Goods in respect of which any Account has become payable to Client or CS, in amounts satisfactory to CS and shall require its Account Debtors to arrange for CS to be named as loss payee and additional named insured on such insurance policies if so requested by CS;

(h) CS shall, upon 24 hours' notice, at any and all reasonable times during business hours have the irrevocable right to inspect, copy and use any and all records, whether in writing or electronically recorded, pertaining to the Accounts purchased by CS and as to any other matters relevant to the obligations and rights of CS hereunder and to make copies of all such records and enter into and upon the lands or premises where records pertaining to the Accounts may be located for the purpose of inspecting the same, subject to Client's work schedules and reasonable security procedures;

(i) it shall, at its expense, protect and defend CS' title to all Accounts and Corresponding Rights purchased by CS against all Persons claiming against or through Client and shall, at all times, keep Client's assets free and clear from any legal process, pledges, commercial pledges, privileges, floating or fixed charges, security interests, judgments, distress or any analogous process, statutory liens or trusts, liens or encumbrances whatsoever (except Permitted Encumbrances, including any placed thereon by CS or agreed to in writing by CS) and shall give CS immediate written notice thereof and shall indemnify and hold CS harmless from and against any loss caused thereby. Client further agrees that it shall keep all Accounts and Corresponding Rights purchased by CS free and clear of any and all liens, charges, and encumbrances which may be levied against or imposed upon such Accounts and Corresponding Rights as a result of the failure of Client for any reason to perform or observe any of the covenants and agreements required to be performed or observed by Client hereunder or under any Addendum referred to herein or attached hereto;

(j) it shall provide written notice to CS within 48 hours of Client obtaining knowledge from any source, of the filing, recording or perfection by any means, of a non-consensual lien, claim or encumbrance against any property of Client;

(k) it shall notify CS in writing 30 days prior to any change in the location of Client's place(s) of business or if Client has or intends to acquire any additional place(s) of business, or prior to any change in the location of Client's chief executive office and/or the office or offices where Client's books and records concerning Accounts and Corresponding Rights are kept;

(l) it shall maintain its working capital at all times such that the ratio of current assets to current liabilities of Client shall not be less than that set out in Schedule "B"; "current assets" and "current liabilities" as used herein shall mean the current assets and current liabilities, respectively, as shown on financial statements of Client prepared in accordance with generally accepted accounting principles applied on a consistent basis;

(m) the ratio of debt obligations to equity of Client shall at all times not exceed that set out in Schedule "B"; "debt obligations" as used herein shall mean the aggregate of all debt incurred, assumed or guaranteed by Client or upon which Client has otherwise become liable as shown on the financial statements of Client prepared in accordance with generally accepted accounting principles applied on a consistent basis, but excluding obligations in respect of deferred taxes; and "equity" shall mean at any time the aggregate amount in respect of amounts paid up on capital of all classes, contributed surplus, retained earnings and the amount of any shareholder loans in respect of which the obligations and security have been fully subordinated and postponed in favour of CS on terms and conditions acceptable to CS in its sole discretion;

(n) at all times the ratio of available cash flow to debt service expense of Client shall not be less than that set out in Schedule "B"; "available cash flow" for any financial period means earnings for such period before interest and debt service expense; and "debt service expense" for any financial period means all amounts paid or payable during such period in the nature of compensation for Indebtedness and obligations to any person, including interest and all similar amounts; plus the current portion of all principal repayments paid or payable;

(o) the tangible net worth of Client, less amounts advanced to shareholders, directors or officers of Client, shall at all times be not less than that set out in Schedule "B"; "tangible net worth" as used herein shall mean the equity of Client (as defined above) less intangible assets, including the aggregate amount shown in respect of goodwill, trademarks, trademark rights, tradenames, tradename rights, copyrights, patents, patent rights, patent licences, organization expenses, preproduction expenses, licences and franchises, unamortized debt discount and expense, share issue expense, prepaid expenses, and the excess of cost of shares of subsidiaries over net book value of underlying assets at dates of acquisition;

(p) it shall:

(i) set up and maintain accounting systems and books of account in accordance with generally accepted accounting principles and practices and, at any time upon request by CS, furnish all such information concerning Client's affairs and business as CS may reasonably require;

(ii) as soon as is practicable and in any event within 15 days after the end of each month, deliver to CS the monthly unaudited financial statements of Client and of each subsidiary and affiliate of Client, including in each case a balance sheet, statement of profit and loss and a statement of changes in financial position, together with comparative figures for the corresponding period in the previous fiscal year;

(iii) as soon as practicable and in any event within 120 days after the end of each fiscal year, deliver to CS financial statements in a form satisfactory to CS prepared by a firm of chartered accountants acceptable to CS, which report shall review Client's annual financial statements and each subsidiary and affiliate of Client;

(iv) as soon as practicable and in any event within 15 days after the end of each calendar month, deliver to CS an aged list by Account Debtor of Client's and each of Client's subsidiaries' and affiliates' accounts receivable with a minimum monthly balance that exceeds the amount set out in Schedule "B";

(v) as soon as practicable and in any event within 15 days after the end of each calendar month, deliver to CS the Client's bank statements and that of each subsidiary and affiliate of Client;

(vi) as soon as practicable and in any event within 15 days after the end of each calendar month, deliver to CS evidence that the Client has met its payroll obligations for the prior month;

(q) so long as any obligations of Client to CS remain outstanding and unless CS otherwise consents in writing, Client shall not, nor shall it permit any subsidiary or affiliate of Client to, incur or commit or agree to incur capital expenditures or acquire or agree to acquire or lease any asset or property, which, in aggregate, exceed the amount set out in Schedule "B" per year; and

(r) if an event of default has occurred and a Monitor has been appointed,

(i) disclose to the Monitor any information which it may have concerning Client and its subsidiaries and affiliates and its business affairs;

(ii) provide to the Monitor full access to Client's and its subsidiaries' and affiliates' business operations, or assets, books and records during normal working hours and instruct its bankers, accountants and other advisors and officers of any such company to release any and all information required; and

(iii) pay for the reasonable fees and disbursements of the Monitor.

6.2 In addition to any other covenants made by Client in favour of CS hereunder, Client hereby covenants and agrees with CS that so long as any Indebtedness remains outstanding it shall not, without the prior written consent of CS:

(a) pledge the credit of CS, directly or indirectly, to any Person for any purpose whatsoever;

(b) guarantee, indemnify or provide financial assistance to, directly or indirectly, any Person for any purpose whatsoever;

(c) under any circumstances or in any manner whatsoever, interfere with any of CS' rights under this Agreement;

(d) for the term of this Agreement and for as long as any Indebtedness whatsoever remains owing by Client to CS, factor or sell Accounts to any Person other than CS;

(e) change or modify the terms of any Invoice, Purchase Order or any other agreement or contract which gives rise to an Account purchased by CS unless CS first consents to such change in writing;

(f) pledge or grant a security interest to any other party in its Accounts, Corresponding Rights or other property for the term of this Agreement and for as long as it is indebted to CS hereunder; and

(g) sell, lease, transfer or otherwise dispose of all or substantially all of its property or assets, or consolidate with or merge into or with any corporation or entity.

(h) the Client may not pledge assets, acquire or merge with any other companies or entities, change its capital structure and/or its shareholder(s) without CS' prior written consent, which will not be unreasonably withheld;

(i) the Client shall obtain CS' prior written consent before permitting any shareholder(s) to sell or transfer their shares or before any change in effective voting control (by contractual or other means);

(j) the Client shall not be entitled to pay any dividends, effect any share retractions/redemptions/repurchases or make any other distributions to its shareholders or pay any management bonuses, without CS' prior written consent, except for the following:

(i) monthly note payments to Barry Ahearn and Dave Hunter, in the amount of CDN $30,100.00;

(ii) interest payments to Stratum Holdings Ltd. in the amount of U.S. $4,000.00, pursuant to an advance of U.S. $400,000.00 from Stratum Holdings Ltd. to Decca; and

(iii) monthly group liability insurance payments to CYMRI, LLC, in the maximum amount of U.S. $7,000.00.

provided that the payments listed in (i) through (iii) above do not contravene any other covenants in this agreement.

(k) the Client may not make loans to or investments in or give guarantees on behalf of any other persons whatsoever;

(l) the Client shall pay when due all Priority Claims, all salaries and employee remunerations and other related payments;

(m) the Client shall utilize the services of an independent outside payroll service provided (acceptable to CS) in order to process and pay all of the Client's payrolls and in order to remit to the appropriate taxation authorities all payroll source deductions in respect thereof;

(n) the Client shall provide to CS such financial and other information as CS may, from time to time, reasonably request including, but not limited to the following (to be delivered by the Client to CS no later than the 15th day of each calendar month as at the end of the immediately preceding calendar month), namely:

(i) monthly bank statements in respect of each bank account of the Client;

(ii) monthly internally prepared financial statements in respect of the Client; and

(iii) within 15 days of their respective due dates, the Client shall provide CS with evidence (in the form and substance satisfactory to CS) that the Client has fully paid all amounts owing to any government or other person which constitute Priority Claims.

7 **SECURITY**

7.1 As a further inducement for CS to enter into this Agreement and as continuing collateral security for the repayment of any and all Indebtedness and other obligations and liabilities whatsoever of Client to CS, Client shall, and shall cause each of its affiliates and subsidiaries and the principals and shareholders of the Client and/or of any of its subsidiaries and/or affiliates to, execute and deliver to CS such Security Documents as CS may at any time or from time to time hereafter request, in each case within a reasonable time after the request therefor by CS, and in each case in form and substance satisfactory to CS and CS' counsel. Client shall, and shall cause each of its affiliates and subsidiaries and the principals and shareholders of the Client and/or any of its subsidiaries and/or affiliates to, take such action and execute and deliver to CS such agreements, conveyances, deeds and other documents and instruments as CS shall request, and register, file or record the same (or a notice or financing statement in respect thereof) in all offices where such registration, filing or recording is, in the sole and absolute opinion of CS or CS' counsel, necessary or advisable to constitute, perfect and maintain its security as a first ranking lien in all jurisdictions reasonably required by CS, subject only to Permitted Encumbrances, in each case within a reasonable time after the request therefor by CS, and in each case in form and substance satisfactory to CS and CS' counsel.

7.2 Client shall execute such financing or renewal statements, affidavits or other documents for any registration or filing pursuant to any municipal, provincial, state or federal laws, orders or regulations necessary or desirable to protect it or its interest in any assets over which security has been granted by an Account Debtor to Client, including, without limitation, registration under the *Personal Property Security Act* (Alberta) in the Province of Alberta or under similar legislation in any other Province of Canada or jurisdiction necessary to perfect and preserve any security interest created under any agreement between Client and an Account Debtor.

7.3 Client acknowledges and agrees that CS shall be entitled to execute such financing or renewal statements, affidavits or other documents for any registration or filing pursuant to any municipal, provincial, state or federal laws, orders or regulations necessary or desirable to protect CS' interest in the Accounts and Corresponding Rights purchased by it or in any assets over which security has been granted to CS hereunder and under Security Documents, including, without limitation, registration under the *Personal Property Security Act* (Alberta) in the Province of Alberta or under similar legislation in any other Province of Canada or jurisdiction necessary to perfect and preserve any security interest of CS created under this Agreement and under Security Documents. If the signatures of both Client and CS are required in connection with the filing or registration of any such security interest, Client shall fully cooperate with CS in respect of such filing or registration.

7.4 Client hereby waives receipt of, and the right to receive, a copy of any registered statement, financing statement, or verification statement with respect to statements filed or registered by CS under any federal, provincial and/or state personal property security acts and the Civil Code of Quebec. To the extent not prohibited by any law applicable to and governing this Agreement, Client hereby waives the benefit of all provisions of any law, statute or regulation which would in any manner affect CS' right and remedies hereunder.

8 **NOTIFICATION**

8.1 Client's obligation, if any, to notify any Account Debtor of the sale/assignment to CS of any Account owing by such Account Debtor to Client is set out in Addendum No. 4.

9 **RECOURSE**

9.1 CS shall have recourse against Client when an Account is not paid by a Customer for any reason whatsoever, including, without limitation, in the following instances:

(a) Client has breached any warranties, representations, covenants or promises in the Agreement with regard to the unpaid Account or otherwise;

(b) Client and Customer are involved in a dispute of any kind, regardless of its merits or validity;

(c) the Customer asserts a claim, counterclaim, right of set-off or cross-claim of any kind whatsoever against Client or CS; or

(d) the Customer does not pay the Account when due or disputes the amount owing for any reason.

9.2 By giving written notice to Client with respect to an Account for which CS is entitled to claim recourse, specifying the name of the Account Debtor and the amount remaining owing in respect of the Account, CS may require Client to immediately repurchase the Account from CS and the repurchase price in respect of that Account shall be the aggregate of the outstanding balance of the Account plus the interest payable under section 9.3 plus all costs and expenses of CS, including legal fees on a solicitor to his own client basis, incurred by CS in connection with such repurchase and any documents to be prepared or delivered in connection with same.

9.3 CS shall be entitled to interest at a rate equal to the amount set out in Schedule "B", such interest to be payable from the day when the Account went into arrears until the day when payment in full is made by Client.

9.4 CS may deduct any amount payable by Client under sections 9.2 and 9.3 from any amount payable to Client under this Agreement, and where such a deduction is made, Client shall be deemed to have made a repayment in respect of the repurchase of the Account.

9.5 Until such time as the repurchase price is paid or deemed to have been paid by Client, the Account and all rights, title and interest therein and in all security, Security Documents and Corresponding Rights relating thereto shall remain vested in CS.

9.6 Where Client has paid in full the repurchase price with respect to an Account, then,

(a) any remittance received by CS thereafter in respect of that Account shall be paid by CS to Clients subject to any netting or set-off rights of CS; and

(b) upon the request and at the expense of Client, CS shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, mortgages, transfers and assurances in law as Client may require in order to complete or perfect the re-assignment of the Account and all Corresponding Rights to which it relates or in any security relating thereto.

10 **DISPUTES WITH ACCOUNT DEBTORS**

10.1 Client shall promptly notify CS of any dispute between Client and an Account Debtor concerning an Account (an "**Account Debtor Dispute**").

10.2 Client shall promptly issue credit notes for returned Goods as accepted by Client from any Account Debtor and provide CS with a copy of any credit note issued by Client to an Account Debtor as soon as that credit note is issued. CS shall continue to have a perfected security interest in returned Goods until CS has received payment in full of all Indebtedness relating to an Account in respect of which Goods have been returned. In addition, Section 10.3 shall apply *mutatis mutandis* to returned Goods as if the returned Goods were repossessed Goods.

10.3 At CS' request and notwithstanding the purchase by CS of the Accounts in respect of which there is a dispute, Client shall exercise its rights as an unpaid vendor including Client's right of repossession, if any, with respect to any Account purchased by CS. Repossessed merchandise recovered from Account Debtors in respect to which there are monies due and owing to CS pertaining to an Account purchased by CS from Client shall be held by Client in trust for CS until such time as CS is paid in full with respect to any Indebtedness due and owing to CS from Client and, at CS' request, Client shall use Client's best efforts to sell such merchandise for CS. Notwithstanding the repossession and sale of any Goods by Client in accordance with this section and for greater clarity, Client is not an employee or agent of CS; Client and CS are not partners or joint venturers with each other; and nothing herein shall be construed so as to make Client and CS partners or joint venturers, to make Client an employee or agent of CS or to impose any liability as partner, joint venturer, employer or employee or principal or agent on Client or CS, as the case may be.

10.4 Client shall not institute legal or collection proceedings against any Account Debtor from whom monies are due and owing to CS with respect to an Account purchased by CS without obtaining CS' prior written consent thereto.

10.5 CS may commence legal or collection proceedings in respect of any unpaid Account upon providing prior notice to Client. In cases of urgency, CS may commence such proceedings in its discretion without providing notice to Client. Upon CS advising Client of its intention to commence proceedings, Client may instruct CS not to proceed accompanied by payment in full to CS from Client of the total amount due and owing to Client from such Account Debtor together with all interest accrued thereon and all costs and expenses of CS, including legal fees on a solicitor to his own client basis, incurred by CS in connection with such proceedings and any documents to be prepared or delivered in connection with same. CS may take any action it deems appropriate to collect any Account from any Account Debtor.

10.6 Whether or not, under the terms of this Agreement or any Schedule or Addendum referred to herein or attached hereto, or as a result of any breach of any term, condition, representation or warranty contained in this Agreement or any Schedule or Addendum referred to herein or attached hereto, Client is responsible, in whole or in part, with respect to payment of any Account or any deficiency thereof, CS, without consultation or notice to Client, may, but is not obligated to, settle or compromise any dispute with an Account Debtor. Such settlement or compromise shall not relieve Client of its responsibility for payment to CS in full of any amount owing by it to CS.

10.7 Where an Account purchased by CS is, in the sole and absolute opinion of CS, an Account for which CS is entitled to recourse, CS may charge back to Client the amount of such Account by giving written notice to that effect to Client, and sections 10.1 to 10.6 shall apply, with the necessary modifications, to the repurchase of the Account by Client.

10.8 Mistaken, incorrect and/or erroneous invoicing, submitted by Client to CS may, at CS' discretion, be deemed an Account Debtor Dispute and be charged-back to Client.

10.9 CS shall identify in writing all charge-backs when taken and provide to Client a written statement thereof. Said statement shall be deemed an "**Account Stated**" between Client and CS.

11 POWER OF ATTORNEY

11.1 In order to carry out this Agreement, Client irrevocably appoints CS or any Person designated by CS, its attorney or agent with power to:

(a) notify Account Debtors that Client's Accounts have been assigned to CS and that CS has a security interest therein;

(b) direct Client's Account Debtors to make payment of all Accounts directly to CS and forward invoices directly to such Account Debtors;

(c) strike out Client's address on all invoices and other documents relating to Accounts and Corresponding Rights mailed to Account Debtors and put CS' address on such invoices and documents;

(d) receive, open and dispose of all mail addressed to Client at CS' address;

(e) endorse the name of Client on any cheques, Instruments, Documents of Title, Chattel Paper or Security that may come into the possession of CS in respect of Accounts purchased by CS or pursuant to default on any other documents relating to any of the Accounts, Corresponding Rights or to Collateral;

(f) register, file or record in all jurisdictions any notice or financing statement in all offices where such registration, filing or recording is, in the sole opinion of CS or CS' counsel, necessary or advisable to constitute, perfect and maintain CS' interest in Accounts and/or in any Corresponding Rights;

(g) in Client's name, or otherwise, demand, sue for, collect and give releases for any and all monies due or to become due on Accounts;

(h) compromise, prosecute or defend any action, claim or proceeding as to said Accounts; and

(i) do any and all things necessary and proper to carry out the purpose intended by this Agreement and to protect CS' interest in the Accounts, Corresponding Rights and other Collateral.

11.2 The power of attorney granted hereby shall be deemed to be coupled with an interest.

11.3 CS shall not be liable or responsible to Client in any way whatsoever for any claims, costs, losses, damages of any kind, including, but not limited to, liability for any fundamental breach of this Agreement and regardless of the form of action, loss or damage suffered by Client as a result of any actions taken or not taken by CS pursuant to this Agreement, including any loss or damage arising by virtue of CS collecting or attempting to collect any Accounts from Account Debtors and any special, indirect, incidental or consequential damages which Client may incur or experience on account of entering into or relying upon this Agreement.

12 DEFAULT

12.1 Any one or more of the following shall constitute an event of default hereunder:

(a) Client shall become insolvent or commit an act of bankruptcy or make an assignment or bulk sale of its assets;

(b) Client shall admit in writing or verbally its inability to pay its debts as they become due;

(c) any proceedings are taken with respect to a compromise or arrangement with any one or more of Client's creditors, or to have Client declared bankrupt or wound up, or to have a receiver or receiver and manager appointed with respect to Client or any of Client's assets;

(d) receipt by Client of a notice of intention under section 244 of the *Bankruptcy and Insolvency Act* (Canada);

(e) Client terminates, discontinues or suspends the operation of its business;

(f) any Person takes possession of any property of Client by way of or in contemplation of enforcement of security, or a distress or execution or similar process is levied or enforced against any property of Client;

(g) any change in the legal or beneficial ownership or control of Client occurs without CS' prior written consent;

(h) any representation or warranty made by Client herein or in any document, financial statement or certificate furnished or to be furnished by Client in connection herewith shall prove to be incorrect;

(i) in CS' sole opinion, there is or has been a material adverse change in Client's financial condition or Client's ability to pay any amounts owing to CS has been impaired, worsened or diminished or threatens to do so;

(j) Client fails to pay any Indebtedness to CS when due; or

(k) Client breaches any term, provision, covenant, warranty or representation under this Agreement, or any representation, warranty, report or other statement made by or on behalf of Client contained in this Agreement, including, but not limited to, financial statements, schedules, Schedules of Accounts, required forms or other statements furnished by Client or if any other agreements, contracts between Client and CS or obligation of Client to CS shall be false, erroneous or misleading in any respect.

12.2 In the event of any default, CS may do any one or more of the following without notice or demand to Client except as expressly required under this Agreement:

(a) declare any and all Indebtedness immediately due and payable in full;

(b) deem all outstanding Accounts to be the subject of Account Debtor Disputes and exercise its rights of recourse in connection with such Accounts;

(c) notify any Account Debtors, take possession of Collateral and collect any Accounts, all without judicial process;

(d) require Client to assemble the Collateral and all deeds, documents, writings, papers, books of account, other books, electronic and magnetic records and other records evidencing, recording or appertaining to Accounts and Corresponding Rights and make them available to CS at a place designated by CS;

(e) take control in any manner of any reclaimed, rejected, returned, replevied, stopped in transit or redeposited Goods relating to any Account;

(f) enter the premises of Client and take possession of the Collateral and of the records pertaining to the Accounts, Corresponding Rights and any other Collateral;

(g) exercise all or any of the rights and remedies of a secured party under the *Personal Property Security Act* (Alberta) or as a creditor under any other applicable law or at equity;

(h) grant extensions, compromise claims and settle Accounts for less than face value, without prior notice to Client;

(i) use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by Client;

(j) return any surplus realized to Client after deducting the reasonable expenses, and attorneys fees incurred by CS in resolving said default;

(k) hold Client liable for any deficiency;

(l) appoint by instrument in writing, or institute proceedings in any court of competent jurisdiction for the appointment of, any Person (including CS) or Persons to be a receiver or receiver and manager (a "**Receiver**") of all or any part of the Collateral. CS may remove or replace the Receiver from time to time, and appoint another Person or Persons in its stead or make application to a court of competent jurisdiction to do so. Subject to the provisions of the instrument or court order appointing the Receiver, the Receiver so appointed or replaced shall have, possess and may exercise all or any part of the rights, powers and remedies of CS (whether conferred upon CS by this Agreement or otherwise). For greater certainty, where CS is referred to in this Agreement, the term shall, where the context permits, include the Receiver so appointed or replaced and the officers, employees, servants or agents of CS and the Receiver;

(m) request, by instrument in writing, that Client appoint, or institute proceedings in any court of competent jurisdiction for the appointment of, any Person (including CS) or Persons to monitor the activities of Client generally and to verify compliance by Client of its obligations hereunder (a "**Monitor**");

(n) charge interest on any Indebtedness outstanding at the highest rate permissible by law, which interest shall become part of and added to the Indebtedness; and

(o) exercise any rights and remedies available to it in respect of Accounts and/or Corresponding Rights under all Security Documents referred to in section 7.1.

12.3 All rights, remedies and powers granted to CS herein and/or in any Addendum referred to herein or attached hereto are cumulative and may be exercised concurrently or separately from time to time with such other rights as CS may have. These rights afforded CS shall be in addition to any rights or remedies provided for elsewhere in this Agreement or available in law or equity and may be exercised from time to time as to all or any part of the pledged Collateral as CS in its discretion may determine.

12.4 In the event of any default, CS shall not be required or be under any obligation to marshall any assets in favour of Client or any guarantor or any other party.

13 <u>INDEMNITY</u>

13.1 Client shall indemnify and hold CS harmless from any and all liability, obligations, claims, losses, damages, actions and suits, costs and expenses in any way relating to or resulting from this Agreement or any Addendum or Schedules referred to herein or attached hereto, including, without limitation, counsel fees (on a solicitor to his own client basis), costs of suit and interest which CS may incur due to the failure of Client to perform any of its obligations under this Agreements or under any Addendum referred to herein or attached hereto and including, without limitation, the failure of Client to pay withholding taxes due and payable to any taxing authority. If Client fails to perform any of its obligations, CS may, but shall not be obligated to, perform any of those obligations, and Client shall pay to CS, immediately upon written demand, an amount equal to the expense incurred by CS in performing those obligations.

13.2 Client shall indemnify and hold CS harmless against any claim whatsoever by an Account Debtor against CS or arising from CS collecting or attempting to collect any monies in respect of any Account, to the extent that the

collection activities of CS are in accordance with all applicable laws governing CS' collections or attempts to collect.

14 **TERMINATION**

14.1 This Agreement shall continue in full force and effect until terminated by 60 days prior written notice by either party, provided however that any such termination shall not affect the rights of CS accrued or existing as at the date of termination.

14.2 Notwithstanding termination of this Agreement, Client shall continue to be liable to CS for the full and prompt payment of Accounts purchased by CS hereunder which are then outstanding and unpaid, disputed or undisputed, and in respect of which, under the terms hereof, Client is liable to CS, as well as for any other Indebtedness due to CS from Client. CS shall continue to have a security interest in the Collateral of Client, including any security interest granted under any Security Document, until all such Indebtedness of Client to CS is paid in full.

15 **GENERAL**

15.1 Client and CS hereby acknowledge and agree that all schedules and addenda attached hereto or referenced herein shall be read with and be deemed to be part of this Agreement as if they were contained in one agreement.

15.2 All provisions in this Agreement, or in any Schedule or Addendum referred to herein or attached hereto, to "Goods" shall be read mutatis mutandis so as to include any "services" provided by Client to Account Debtors.

15.3 If any of Client's shareholders, directors or officers have any interest, directly or indirectly, in any of Client's Account Debtors, Client shall notify CS in writing in advance of such interest prior to its purchasing an Account with respect to such Account Debtor.

15.4 All notices and other communications which may be given to any party pursuant to this Agreement shall be given or made in writing and shall be served personally or by telecopier or mailed by prepaid and registered mail (return receipt requested) addressed to such party at its usual business address or to such other address or in care of such other Persons as any party may from time to time advise the other by notice in writing. The date of receipt of any such notice or communication shall be deemed to be the date of delivery thereof if served personally or, if served by telecopier, the date of transmission thereof or, if mailed as aforesaid, the date next following the first Business Day next following the date of posting. In the event of interruption of one or more of the forms of communication listed above for any reason, the parties shall use a form of communication which is not so interrupted with the intent that the form of communication used will give the addressee timely notice of the communication.

15.5 Any amounts owing by Client to CS hereunder shall be payable to CS without the necessity of demand.

15.6 CS shall be at liberty to appropriate any payment made to, or monies received by, CS from Client, including any monies in any reserve account, to any portion of the amounts due or to become due under this Agreement or in respect of any Account, and from time to time to revoke or alter any such appropriation, all as CS may from time to time in its sole discretion determine.

15.7 Each party hereto shall from time to time execute, draw, endorse and deliver all such instruments and documents and do all such acts and things as the other party hereto may reasonably deem necessary or desirable for the purposes of carrying into effect any or all of the provisions of this Agreement or any documents delivered hereunder or of securing the fulfilment of all the obligations of one party to the other party hereunder.

15.8 No failure or delay on the part of either party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and then such waiver or consent shall be effective only in the specific instance and for the given purpose. No notice to any party in any case shall entitle the other party to any other or further notice in similar or other circumstances.

15.9 Any provisions of this Agreement or any documents delivered hereunder prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof.

15.10 This Agreement and the schedules and addenda attached hereto shall constitute the entire agreement between the parties hereto with respect to the matters described herein and shall supersede all prior agreements, arrangements, undertakings, understandings, collateral agreements and representations, whether oral or written, relative to such matters. This Agreement shall not be amended except by an amending agreement in writing signed by the parties hereto.

15.11 The undersigned hereby confirm their express wish that this Agreement and any documents related hereto be drawn up in English only and declare themselves to be satisfied therewith, without prejudice to any documents which may, from time to time, be drawn up in French only or in both French and English. Les soussignés confirment leur volonté expresse de voir la présente convention et tous les documents s'y rattachant rédigés en anglais seulement et s'en déclarent satisfaits, le tout, cependant, sous réserve de tout document qui pourrait à l'occasion être rédigé en français seulement ou à la fois en français ou en anglais.

15.12 Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders. Where used herein, the word "or" is disjunctive but not necessarily exclusive.

15.13 All section headings in this Agreement are for convenience only and do not form part of this Agreement.

15.14 This Agreement shall enure to and be binding upon the parties hereto, their successors, permitted assigns, trustees and legal representatives.

15.15 CS may assign its interest in this Agreement to any Person without the prior written consent of Client. Client may not assign its interest in this Agreement to any Person without the prior written consent of CS.

15.16 Except as is prohibited by law, CS shall be entitled to charge Client for all costs and expenses incurred by CS in connection with this Agreement, including, without limitation, the costs of obtaining credit reports on Client or its Account Debtors, attorney's fees (on a solicitor to his own client basis) and costs incurred by CS in the negotiation, preparation and execution of this Agreement and any documents related thereto and in the prosecution or enforcement of any of CS rights, claims or causes of action which arise out of, relate to or pertain to this Agreement and the Indebtedness, including all attorney's fees (on a solicitor to his own client basis), interest and other costs and expenses incurred in connection with any bankruptcy or insolvency proceeding involving Client. Such costs and expenses and attorney's fees incurred shall be paid on demand by Client.

15.17 Except where otherwise expressly provided, all amounts in this Agreement and/or in any Addendum or Schedule attached or referred to herein are stated and shall be paid in Canadian currency.

15.18 Client acknowledges receipt of a true copy of this Agreement.

15.19 This Agreement becomes effective when it executed in the places indicated below by authorized representatives of Client and CS.

15.20 This Agreement shall be deemed to be a contract made under the laws of the Province of Alberta and for all purposes, including matters of construction, validity, performance and enforceability be governed by the laws of such Province, and the courts of such Province shall have exclusive jurisdiction over all matters arising in connection herewith. Client hereby consents to the exclusive jurisdiction of the courts located within the Province of Alberta and hereby unconditionally waives its right to a jury trial in any suit or proceeding arising under or relating to this Agreement.

15.21 CLIENT ACKNOWLEDGES AND CONFIRMS THAT IT HAS REVIEWED THE CONTENTS OF THIS AGREEMENT AND ALL ADDENDA AND SCHEDULES ATTACHED OR REFERRED TO HEREIN, THAT IT HAS HAD AN OPPORTUNITY TO SEEK THE ADVICE OF LEGAL AND OTHER COUNSEL PRIOR TO EXECUTING THIS AGREEMENT AND THAT IT HAS AVAILED ITSELF OF SUCH OPPORTUNITY AND OBTAINED WHATEVER ADVICE NECESSARY TO ENSURE THAT IT FULLY UNDERSTANDS AND APPRECIATES ITS RIGHTS AND OBLIGATIONS HEREUNDER.

EXECUTED AND ACCEPTED as of this 21 day of September, 2010.

CENTURY SERVICES LP, by its General Partner, CENTURY SERVICES INC.

Per: ____________________

DECCA CONSULTING LTD.

Per: ____________________

DECCA CONSULTING INC.

Per: ____________________

SCHEDULE "A"

TO: CENTURY SERVICES LP
Suite 200, 105 - 10th Avenue S.E.
Calgary, Alberta T2G 0V8

SCHEDULE OF ACCOUNTS

We hereby offer to sell you the following Accounts on the terms and conditions of our current agreement dated September ____, 2010 (the "Agreement").

Invoice No/	Purchase Order No.	Invoice Date	Account Debtor	Due Date	Gross Face Value (Cdn/US)

We certify that the Account Debtors named above are indebted to the undersigned in the amounts set opposite their respective names, for Goods sold and delivered or for work and labour completed, approved and accepted.

We hereby represent and warrant to CENTURY SERVICES LP that as at the date hereof:

(i) the Goods delivered in connection with the invoices listed above are in accordance with the specifications of our Account Debtors, in good appearance, repair and working order, and without defect or inherent vice in condition, design, merchantability, operation or fitness for the purpose of use of our Account Debtors;

(ii) the representations and warranties given by us and contained in the Agreement are true and correct in all respects as though made on and as of the date hereof;

(iii) we have satisfied or complied with all requirements set forth in the Agreement to be satisfied or complied with on or prior to the date hereof;

(iv) no default under the Agreement has occurred and is continuing on the date hereof; and

(v) we have obtained, and there are in full force and effect, such insurance policies as are required to be obtained under sections 6.1(f) and 6.1(g) of the Agreement.

DATED THIS ______________ **DAY OF** ________________, 20_____.

DECCA CONSULTING INC.

Per:

DECCA CONSULTING LTD.

Per:______________________________

CENTURY SERVICES INC.

ACCEPTED THIS _______________ DAY OF _________________, 20____.

CENTURY SERVICES LP, by its General Partner CENTURY SERVICES INC.

Per:______________________________

FOR CENTURY SERVICE INC. USE ONLY			
Client No.		Total Gross (Cdn/US)	
Date Funded		Collection Instalment	
Cheque No.		Discount	
Charge Backs		Reserve	
Fee Rebate		Reserve Rebate	
Method of Payment		Other	

SCHEDULE "B"

Discount:	$ 0.50 per day per $ 1,000 of purchased receivables - minimum 15 days (section 4.1)
Purchase Limit:	$4,000,000 (section 4.5)
Reserve:	25% (Addendum No. 3)
Bank Account (for wire deposits): {insert name and branch of bank} (section 3.1)	____________ {insert account number} at ____________

Current assets: current liabilities: ______N/A______ to ____________ (section 6.1(l))

Debt obligations: equity: ______N/A______ to ____________ (section 6.1(m))

Available cash flow: debt service expense: ______N/A______ to ____________ (section 6.1(n))

Tangible net worth, less amounts advanced to shareholders, directors or officers: $ [To Be Determined]____________ (section 6.1(o))

Aged list of accounts receivable - for accounts with a minimum monthly balance that exceeds: $ ______N/A______ (section 6.1(p)(iv))

Maximum capital expenditures per year: $ ______N/A______ (section 6.1(q))

Interest payable under section 9.3:______N/A______%

Location of Goods: ______N/A______ (section 5.1(i)(xii))

(IF ANY OF THE ITEMS LISTED ABOVE DO NOT APPLY, PLEASE INDICATE BY WRITING "N/A" IN THE SPACE PROVIDED.)

EXECUTED AND ACCEPTED this ____________ day of ____________, 20___.

CENTURY SERVICES LP, by its General Partner, CENTURY SERVICES INC.

Per:____________________

DECCA CONSULTING LTD.

Per:____________________

DECCA CONSULTING INC.

Per:____________________

CENTURY SERVICES INC.

ADDENDUM NO. 1

This addendum, as referenced in the Agreement dated September 14, 2010 between DECCA CONSULTING LTD. and DECCA CONSULTING INC. and CENTURY SERVICES LP (the "**Agreement**"), shall be read with and be deemed to be part of the Agreement as if this addendum and the Agreement were contained in one agreement.

Capitalized terms, whenever used in the Agreement, shall have the following meanings:

"**Accession**" has the meaning ascribed thereto in the PPSA and shall be interpreted in accordance therewith;

"**Account**" means any right to payment for goods sold or leased and delivered, or for service(s) rendered;

"**Account Debtor**" means a person who is obligated to pay an Account or who is obligated to pay on Chattel Paper or on an Instrument constituting Collateral;

"**Agreement**", "this Agreement", "herein", "hereof", "hereunder" or other like words means this Agreement together with the schedules and addenda attached hereto and any other agreement supplementary or ancillary hereto;

"**Approved Account**" means an Account which meets all of the criteria listed in Addendum No. 5 and which has been approved by CS;

"**Business Day**" means a day other than a Saturday, Sunday or any other day on which banks are authorized or obligated to close under the laws of Canada or the laws of the Province of Alberta;

"**Chattel Paper**" has the meaning ascribed thereto in the PPSA and shall be interpreted in accordance therewith;

"**Collateral**" means all the assets and undertaking of the Client and in all Chattel Paper, Documents of Title (whether or not negotiable), Goods, Instruments, Intangibles, Money and Securities now owned or hereafter owned or acquired by or on behalf of the Client (including such as may be returned to or repossessed by the Client) or in respect of which the Client now has or subsequently acquires an interest or of which the Client may hereafter become possessed or to which the Client may hereafter become entitled and in all Proceeds and renewals thereof, accretions and accessions thereto and substitutions therefor and in all real property or interests in real property of the Client including, without limitation, the following:

(i) all inventory of whatever kind and wherever situated now owned or hereafter acquired or reacquired by the Client including, without limitation, all Goods, merchandise, raw materials, Goods in process and finished Goods held for sale, lease or resale or furnished or to be furnished under contracts for service or used or consumed in the Client's business (collectively, the "**Inventory**");

(ii) all equipment of whatever kind and wherever situated now owned or hereafter acquired by the Client including, without limitation, all tools, machinery, apparatus, furniture, plant, fixtures and vehicles of whatsoever kind and all purchase warranties, manufacturer's claims, drawings, specifications, plans and manuals relating thereto (collectively, the "**Equipment**");

(iii) all Accounts, debts, dues, claims, choses in action and demands of every kind howsoever arising or secured and whether or not earned by performance, including letters of credit and advices of credit, that are now due, owing or accruing or growing due to or owned by or that may hereafter become due, owing or accruing or growing due to or owned by the

Client, and also all securities, security interests, guarantees, mortgages, bills, notes, instruments, writings and other documents that are now held or owned or that may hereafter be taken, held or owned by or on behalf of the Client in respect of such Accounts, debts, dues, claims, choses in action and demands or any part thereof (collectively, the "**Rights to Payment**");

(iv) all deeds, documents, writings, papers, books of account, other books, electronic and magnetic records and other records evidencing, recording or appertaining to the Rights to Payment, Chattel Paper or Documents of Title;

(v) all contractual and other rights, claims under policies of insurance, causes of action, franchises, licences, goodwill, inventions, patents, patent rights, designer rights, trademarks, trade names, copyrights, processes, formulae, industrial designs, trade secrets, know-how and other industrial and intellectual property rights, whether registered or unregistered and whether under licence or otherwise; and

(vi) all property described in any schedule or addendum now or hereafter annexed hereto;

"**Consumer Goods**" has the meaning ascribed thereto in the PPSA and shall be interpreted in accordance therewith;

"**Corresponding Rights**" has the meaning ascribed thereto in section 3.2;

"**Credit Impairment**" has the meaning ascribed thereto in section 4.4 and Addendum No. 3;

"**Credit Problem**" means, Customer is unable to pay its debts because of its bankruptcy, insolvency, or a *bona fide* inability to pay;

"**Customer**" means Client's customer and Account Debtor;

"**Customer Dispute**" means a claim by Customer against Client of any kind whatsoever that reduces the amount collectible from Customer by CS. A Customer Dispute may arise from any kind of disagreement between Customer and Client whatsoever, whether valid or invalid, and may arise at any time, both before or after the signing of this Agreement or the purchase of the Account by CS;

"**Documents of Title**" has the meaning ascribed thereto in the PPSA and shall be interpreted in accordance therewith;

"**Equipment**" has the meaning ascribed thereto in the definition of "Collateral";

"**Goods**" has the meaning ascribed thereto in the PPSA and shall be interpreted in accordance therewith and, for the purposes of this Agreement, shall include all parts, accessories, attachments, special tools, additions and Accessions thereto, but shall exclude Consumer Goods;

"**Gross Face Value**: has the meaning ascribed thereto in sections 4.1 and 4.2;

"**Indebtedness**" means any and all obligations, indebtedness and liability of the Client to CS (including interest thereon), present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred, whether otherwise secured or not and whether incurred by or arising from agreement or dealings between the Client and an Account Debtor or from any agreement or dealings with any third party by which the Client may be or become in any manner whatsoever a creditor of an Account Debtor and any ultimate unpaid balance thereof and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether the Client is bound alone or with another or others and whether as principal or surety and including, without limiting the foregoing, all principal, interest, charges, costs, expenses and fees (including legal fees on a solicitor-to his own client basis) owing by Client hereunder;

"**Instruments**" has the meaning ascribed thereto in the PPSA and shall be interpreted in accordance therewith;

"**Intangibles**" has the meaning ascribed thereto in the PPSA and shall be interpreted in accordance therewith;

"**Inventory**" has the meaning ascribed thereto in the definition of "Collateral";

"**Invoice**" has the meaning ascribed thereto in Addendum No. 2;

"**Money**" has the meaning ascribed thereto in the PPSA and shall be interpreted in accordance therewith;

"**Monitor**" has the meaning ascribed thereto in section 12.2(m);

"**Matured Debt Overpayment**" has the meaning ascribed thereto in section 4.3;

"**Periodic Overpayment**" has the meaning ascribed thereto in section 4.3;

"**Permitted Encumbrances**" means:

(i) liens for taxes, assessments or governmental charges incurred in the ordinary course of business that are not yet due and payable or the validity of which is being actively and diligently contested in good faith by Client or in respect of which Client has established on its books reserves considered by it and its auditors to be adequate therefor;

(ii) construction, mechanics', carriers', warehousemen's and materialmen's liens and liens in respect of vacation pay, workers' compensation, unemployment insurance or similar statutory obligations, provided the obligations secured by such liens are not yet due and payable and, in the case of construction liens, which have not yet been filed or for which Client has not received written notice of a lien;

(iii) deposits to secure public or statutory obligations or in connection with any matter giving rise to a lien described in (ii) above;

(iv) any liens, security interests, encumbrances or other charges in favour of CS;

(v) purchase money security interests, as defined in the PPSA;

(vi) any lien, other than a construction lien, payment of which has been provided for by deposit with a bank of an amount in cash, or the obtaining of a surety bond or letter of credit satisfactory to CS, sufficient in either case to pay or discharge such lien or upon other terms satisfactory to CS; and

(vii) any other lien which CS approves in writing as a Permitted Encumbrance;

"**Person**" includes an individual, corporation, partnership, trust, unincorporated association or any government, Crown corporation or governmental agency or authority, or any combination of the above;

"**PPSA**" means the *Personal Property Security Act* (Alberta) and all regulations made pursuant thereto;

"**Priority Claims**" shall mean, at any time, any liability of Client that ranks or could or would rank, in right of payment in any circumstances, equal to or in priority to any liability of Client to CS hereunder or under any other agreements with the CS, and may include unpaid wages, salaries and commissions, pension plan contributions, health and benefit plan payments, unremitted source deductions, vacation pay and unremitted source deductions in respect of vacation pay, arrears of rent, unpaid taxes (including without limitation goods and services taxes and provincial sales taxes), amounts owed in respect of worker's compensation,

amounts owed to unpaid vendors who have a right of repossession, payments owing to prior ranking secured creditors (if any), and amounts owing to creditors which may claim priority by statute or under a purchase money lien.

"Proceeds" has the meaning ascribed thereto in the PPSA and shall be interpreted in accordance therewith and shall, by way of example, include trade-ins, equipment, cash, bank accounts, notes, Chattel Paper, Goods, contract rights, accounts and any other personal property or obligation received when such collateral or the proceeds thereof is sold, exchanged, collected or otherwise disposed of;

"Purchase Orders" has the meaning ascribed thereto in Addendum No. 2;

"Purchase Price" has the meaning ascribed thereto in section 4.1;

"Receiver" has the meaning ascribed thereto in section 12.2(l);

"Reserve" has the meaning ascribed thereto in Addendum No. 3;

"Securities" has the meaning ascribed thereto in the PPSA and shall be interpreted in accordance therewith; and

"Security Documents" means, collectively, any agreements, instruments and documents delivered from time to time (both before and after the date of this Agreement) to CS by Client and/or any of its subsidiaries and/or affiliates, or by the principals or shareholders of the Client and/or any of its subsidiaries or affiliates, for the purpose of establishing, perfecting, preserving or protecting the interest of CS in the Accounts purchased by CS and Corresponding Rights and in respect of all amounts outstanding hereunder or any other Indebtedness, including, without limitation, guarantees, debentures, general security agreements, general assignments of receivables and share pledge agreements.

EXECUTED AND ACCEPTED as of this 27 day of September, 2010.

CENTURY SERVICES LP, by its general partner, CENTURY SERVICES INC.

Per: ______________________

DECCA CONSULTING LTD.

Per: ______________________

DECCA CONSULTING INC.

Per: ______________________

CENTURY SERVICES INC.

ADDENDUM NO. 2

("Notification")

This addendum, as referenced in the Agreement dated September 27, 2010 between DECCA CONSULTING LTD. and DECCA CONSULTING INC. (collectively, the "**Client**") and CENTURY SERVICES LP (the "**Agreement**"), shall be read with and be deemed to be part of the Agreement as if this addendum and the Agreement were contained in one agreement.

Capitalized words used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement or in Addendum No. 1.

Each offer to sell Accounts to Client shall be accompanied by:

(a) an ACKNOWLEDGEMENT from each Customer responsible for paying each Account being offered to CS in the form attached as Schedule "A" hereto;

(b) evidence of insurance in accordance with sections 6.1(f) and 6.1(g);

(c) a copy of the purchase orders in respect of the Accounts (the "**Purchase Orders**") as delivered by Client's Customer;

(d) a copy of the invoice relating to each Account and Purchase Order (an "**Invoice**");

(e) Client's copies of financing statements or other registrations effected in connection with Goods sold to a Customer under a conditional sale contract or leased to a Customer or in respect of any other arrangement which gives rise to an Account and where Client continues to have a security interest in Goods provided by Client to a Customer;

(f) any document of title, instruments of payment, security, guarantees or other relevant documentation as may exist relating to or evidencing the Accounts;

(g) a copy of any outstanding credit memorandum issued to a Customer;

(h) the bill of lading for each shipment which gives rise to each Account;

(i) particulars of any credit arrangement granted to the Customer, together with copies of credit agency, bank and trade reports; and

(j) such other certificates and documentation as CS may request in a form satisfactory to CS or CS's legal counsel.

SCHEDULE "A" TO ADDENDUM NO. 2

[Letter to be sent on letterhead of Client]

Dear Customer,

As part of our ongoing expansion, and in a move to enhance our service to you, our valued customer, we are contemplating certain changes in our accounts receivables area.

We may have contracted with CENTURY SERVICES LP to assist us in developing our working capital requirements during our expansion period.

In this connection, we may wish to sell certain receivables to CENTURY SERVICES LP. In order to assist us in finalizing matters with CENTURY SERVICES LP, we would greatly appreciate it if you would kindly review, sign and return the attached acknowledgement and credit authorization by fax to CENTURY SERVICES LP at (403) 294-9400.

Please note that this letter is not a request for payment of the account. Our regular terms of sale as detailed on the original invoice are still in full force.

If you have any questions concerning these new arrangements, please do not hesitate to call me.

Yours truly,

Encl.

ACKNOWLEDGEMENT

CENTURY SERVICES LP
200, 105 – 10th Avenue SE
Calgary, AB T2G 0V8

Tel. No.:(403) 294-9400
Fax No.:(403) 294-9409

Dear Sirs:

The undersigned hereby acknowledges and confirms the following [choose either A or B]:

(a) the (A) invoice issued to us by Client dated ________________________; OR

the (B) contract between Client and the undersigned dated ________________________ (any invoice or contract is hereinafter referred to as the "**Contract**") sets forth and constitutes the entire agreement between us with respect to the subject matter thereof, there being no other written or oral understandings or representations;

(b) there has been no prepayment of payments or other monies payable under the Contract except as expressly set out in the Contract;

(c) to the best of our knowledge, all covenants, conditions and obligations of Client under the Contract, including, without limitation, all conditions precedent to the obligation of the undersigned to make the payments, have been performed and fulfilled by Client;

(d) as of the date hereof, the undersigned has performed and fulfilled all covenants, conditions and obligations under the Contract and the undersigned hereby agrees to continue to perform and fulfill such covenants, conditions and obligations and further agrees that its obligation to make all payments under the Contract shall be absolute and unconditional under all circumstances and shall not be affected by any right of set-off, counterclaim or defence the undersigned may have against Client, CENTURY SERVICES LP (**"CS"**) or any other person for any reason whatsoever;

(e) the Contract is in full force and effect and has not been amended, changed or modified and shall not be amended, changed or modified without the prior written consent of CS;

(f) the goods referenced in the Contract have been duly delivered to us at the location specified in the Contract and we have duly inspected such goods, found the same to be in good order, in full accordance with all of our specifications and requirements, and we have accepted such goods for all purposes of the Contract with Client;

(g) the goods referenced in the Contract are presently located at ____________________ or are en route to that location as evidenced by a bill of lading;

(h) the undersigned agrees that neither the Contract nor the assignment by Client of its rights under the Contract to CS shall make CS liable to perform or fulfill any covenants, conditions or obligations of Client under the Contract, all of which shall remain the sole responsibility of Client and that the undersigned's sole remedy for breach of such covenants, conditions or obligations shall be against Client; and

(i) the undersigned agrees not to assert against CS any claim, set-off, counterclaim or defence the undersigned has, or may have, against Client, CS or any other person for any reason whatsoever.

Company Name: ____

Acknowledged and Recorded by: ____

Print Name and Title: ____

Dated this __________ day of ________________, 2010.

EXECUTED AND ACCEPTED as of this 27 day of September, 2010.

CENTURY SERVICES LP., by its general partner, CENTURY SERVICES INC.

Per: ______________________

DECCA CONSULTING LTD.

Per: ______________________

DECCA CONSULTING INC.

Per: ______________________

CENTURY SERVICES INC.

ADDENDUM NO.3

("Reserve")

This addendum, as referenced in the Agreement dated September 27, 2010 between DECCA CONSULTING LTD. and DECCA CONSULTING INC. and CENTURY SERVICES LP (the "**Agreement**"), shall be read with and be deemed to be part of the Agreement as if this addendum and the Agreement were contained in one agreement.

Capitalized words used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement or in Addendum No. 1.

In addition to the discount referred to in section 4.1, CS shall reserve and withhold from the Purchase Price for each Account purchased by it an amount in a reserve account equal to the percentage of the Gross Face Value of such Account set out in the SCHEDULE OF ACCOUNTS (a "**Reserve**"). All amounts held in said reserve account may be applied by CS against charge-backs or any other obligations of Client to CS known or anticipated and, subject to the following paragraph, no amount held in said reserve account shall be paid to Client until any and all of such obligations are fully paid and/or satisfied.

Provided Client has not failed to pay any outstanding Indebtedness of Client to CS which is then due and owing, CS shall pay to Client from the reserve account the Reserve for each Account after CS has received full payment in respect of such Account. Such payments shall be made within three Business Days immediately following payment in full of the Account, unless otherwise agreed to in writing by CS. Notwithstanding the foregoing, if, in CS's sole and absolute opinion, there is an adverse change in the financial condition of Client or the Customer in respect of which the Reserve was made, or Client's or such Customer's ability to pay any amounts owing to CS has been impaired, worsened or diminished or threatens to do so (a "**Credit Impairment**"), CS shall not be obligated to pay to Client any amount from the reserve account until it is satisfied that the Credit Impairment no longer exists.

EXECUTED AND ACCEPTED as of this 27 day of September, 2010.

CENTURY SERVICES LP., by its general partner, CENTURY SERVICES INC.

Per: ____________________

DECCA CONSULTING LTD.

Per: ____________________

DECCA CONSULTING INC.

Per: ____________________

CENTURY
SERVICES INC.

ADDENDUM NO. 4

("Notification")

This addendum, as referenced in the Agreement dated September 27, 2010 between DECCA CONSULTING LTD. and DECCA CONSULTING INC. and CENTURY SERVICES LP (the "**Agreement**"), shall be read with and be deemed to be part of the Agreement as if this addendum and the Agreement were contained in one agreement.

Capitalized words used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement or in Addendum no. 1.

NOTIFICATION

Client agrees to notify each Customer to remit all accounts receivable to the following address:

____
____
____

EXECUTED AND ACCEPTED as of this 27 day of September, 2010.

CENTURY SERVICES LP., by its general partner, CENTURY SERVICES INC.

Per: ____________________

DECCA CONSULTING LTD.

Per: ____________________

DECCA CONSULTING INC.

Per: ____________________

ADDENDUM NO. 5

("Approved Accounts")

This addendum, as referenced in the agreement dated September 23, 2010 between DECCA CONSULTING LTD. and DECCA CONSULTING INC. and CENTURY SERVICES LP (the "**Agreement**"), shall be read with and be deemed to be part of the Agreement as if this addendum and the Agreement were contained in one agreement.

Capitalized words used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement or in Addendum No. 1.

CRITERIA FOR APPROVED ACCOUNTS

All Accounts offered by Client to CS must satisfy and meet the following criteria:

(a) each Account debtor has been in business for at least three years and its operations have been profitable;

(b) a good bank credit rating indicating no "NSF" have been obtained for each Customer; and

(c) Customer's Debt/Equity Ratio should not exceed __________.

Certain of the above criteria may be waived or amended from time to time with the prior written approval of CS.

EXECUTED AND ACCEPTED as of this 27 day of September, 2010.

CENTURY SERVICES LP., by its general partner, CENTURY SERVICES INC.

Per: ______________________

DECCA CONSULTING LTD.

Per: ______________________

DECCA CONSULTING INC.

Per: ______________________